FIRST AMENDMENT TO THE TAUBMAN COMPANY
                     LONG-TERM PERFORMANCE COMPENSATION PLAN


      WHEREAS, The Taubman Company Limited Partnership (the "Company") maintains The Taubman Company Long-Term Performance Compensation Plan (the "Plan");

      WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the authority to amend the Plan;

      WHEREAS, the Company desires to amend the Plan to provide the new definition of a Unit of Partnership Interest in connection with the division of the Units of Partnership Interest in The Taubman Realty Group Limited Partnership, to convert existing Sub Accounts under the Plan, and to make such other changes as the Company deems advisable.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. The following sections in Article 2 "Definitions" are hereby deleted because such references are no longer relevant in defining the fair market value of a Unit of Partnership Interest. These sections shall be left intentionally blank and all remaining sections shall not be renumbered as a result of their deletion.

                  2.1         Adjusted Market Valuation of TCI
                  2.26        Market Capitalization of TCI
                  2.39        Portfolio
                  2.40        Portfolio Based Value of TRG
                  2.41        Portfolio Value
                  2.50        Value of TRG

      2. Section 2.21 of the Plan is hereby amended in its entirety to read as follows:

                  "Fair Market Value of a Notional Unit of Partnership Interest" means, with respect to a Notional Unit Award, the value of a Notional Unit of Partnership Interest that is the subject of such Award. Effective as of September 30, 1997, the Fair Market Value of a Notional Unit of Partnership Interest is equal to the Fair Market Value of the Common Stock as of the Valuation Date.


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      3.    Section 2.22 of the Plan is hereby  amended in its  entirety to read as follows:

                  "Grant Value" means, with respect to a Notional Unit granted after September 30, 1997, the Fair Market Value of such Notional Unit, determined in accordance with Section 2.21 as of the Date of Grant of such Notional Unit. For Notional Units awarded prior to September 30, 1997, Grant Value means the Fair Market Value of such Notional Unit, determined in accordance with Section 2.21, prior to the First Amendment to the Plan.

      4. A new Section 4.6 is added to the Plan to provide for the conversion of Participant Sub Accounts as a result of the division of Units:

            4.6 Conversion of Participant Sub Accounts Effective September 30, 1997. In connection with the division of Units of Partnership Interest effective September 30, 1997, all Notional Unit Accounts under the Plan on September 30, 1997 shall be adjusted by multiplying each Participant's Sub Accounts by the following conversion factor:

            Units in Participant Sub Account on September 30, 1997 x 1975.08.

      5. Section 6.2 of the Plan is amended in its entirety by substituting the following:

            6.2  Deferral  of  Settlement  Date.  Subject to the  provisions  of
            Section 7.2 of the Plan, each Participant may make, with respect to each Notional Unit Award (i.e., the Sub Account established in respect of such Award) granted to him, an election to defer the Settlement Date that would otherwise occur on the Normal Vesting Date of such Sub Account until the earlier of (a) the date that is five (5) years after the Normal Vesting Date of such Award, and (b) the date on which the Participant's employment with the Company terminates for any reason. Provided the Company has received advice of its counsel that such an election would not cause the Plan to become subject to the nondiscrimination, funding, and fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, any Participant whose target total cash compensation (i.e., base salary plus target compensation under the SSTI), determined as of the date on which the deferral election is made, exceeds $120,000 (or such other amount as counsel to the Company may advise from time to time) may, in lieu of deferring the Settlement Date for the aforementioned five-year period, make an election to defer the Settlement Date for such Sub Account until the earlier of
            (a) termination of the Participant's employment with the Company for any reason other than Retirement, and (b) a date, as selected by the Employee at the time of such deferral election, which shall be either (i) the date of such Participant's Retirement, or (ii) the date on which such Participant attains sixty-two (62) years of age. Any election by a Participant to defer the Settlement Date for a Sub Account pursuant to this Section 6.2 must be made at least one year prior to the date on which such Sub Account becomes vested. An election to defer the Settlement Date for a Sub Account shall become irrevocable one year prior to the date on which such Sub Account becomes vested.


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      6. This Amendment shall be effective as of September 30, 1997.

      IN WITNESS WHEREOF, the Amendment is hereby executed.



                                    THE TAUBMAN COMPANY LIMITED PARTNERSHIP



                                    By:/s/ Esther R. Blum
                                       ------------------------------------


                                    Its: Vice President, Controller and
                                           Chief Accounting Officer
                                        -----------------------------------





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